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                                                                      EXHIBIT 4e

                            REGENT BROADCASTING, INC.
                           REGENT COMMUNICATIONS, INC.


                               AMENDMENT AGREEMENT




         AMENDMENT AGREEMENT, dated as of February 14, 2003, by and among (a) REGENT BROADCASTING, INC., a Delaware corporation ("BORROWER"), (b) REGENT COMMUNICATIONS, INC., a Delaware corporation ("PARENT COMPANY", and, together with the Borrower, collectively, the "PRINCIPAL COMPANIES" and, singly, a "PRINCIPAL COMPANY"), (c) the several financial institutions from time to time party to this Agreement as Lenders hereunder, and (d) FLEET NATIONAL BANK, as administrative agent ("ADMINISTRATIVE AGENT") for the several financial institutions from time to time party as lenders to the Credit Agreement referred to below (collectively, the "LENDERS"), FLEET NATIONAL BANK, as Issuing Lender, GENERAL ELECTRIC CAPITAL CORPORATION, as syndication agent for the Lenders ("SYNDICATION AGENT"), and DRESDNER BANK AG, NEW YORK AND GRAND CAYMAN BRANCHES, as documentation agent for the Lenders ("DOCUMENTATION AGENT"). Reference is made to the Credit Agreement, dated as of January 27, 2000 (as amended from time to time, the "CREDIT AGREEMENT"), by and among the Principal Companies, the Lenders, the Administrative Agent, the Issuing Lender, the Syndication Agent and the Documentation Agent.


                  The Principal Companies have requested the Lenders to amend certain of the provisions of the Credit Agreement upon the terms contained in this Amendment Agreement ("THIS AGREEMENT"). Required Lenders have agreed to amend the Credit Agreement as requested by the Principal Companies, all upon the terms and subject to the conditions contained in this Agreement.

         Accordingly, the parties hereto hereby agree as follows:

                             ARTICLE I. DEFINITIONS

         SECTION 1.1. DEFINITIONS IN CREDIT AGREEMENT. Unless otherwise defined herein, terms defined in the Credit Agreement (as from time to time amended prior to the date hereof) are used herein as therein defined.

         SECTION 1.2. NEW DEFINED TERMS. Each of the following defined terms shall, when used in this Agreement, have the following meanings:


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         "AMENDMENT EFFECTIVE DATE" means February 14, 2003, the effective date of this Agreement and the effective date of the Amendments (SUBJECT, ALWAYS, to the provisions of Article II and Article III hereof).

         "AMENDMENTS" means, collectively, the amendments to the Credit Agreement adopted by the Principal Companies and Required Lenders upon the terms and subject to the conditions contained in Article II and in Article III of this Agreement.

                    ARTICLE II. AMENDMENT OF CREDIT AGREEMENT

         SECTION 2.1. AMENDMENTS. In reliance on the agreements, representations and warranties of the Principal Companies contained in this Agreement, but subject always to the satisfaction of the conditions precedent contained in
Article III of this Agreement, the Lenders that are parties to this Agreement (which Lenders constitute Required Lenders) hereby agree with the Principal Companies to amend the Credit Agreement as follows:


         (a) AMENDMENT OF DEFINED TERM. Subclause (ii) of the definition of the defined term "CONSOLIDATED FIXED CHARGES" appearing in Section 1.1 of the Credit Agreement is hereby amended:


                  (i) by deleting the phrase "but only if and to the extent that such Restricted Payments are permitted by
                           Section 9.7" which appears at the end of such subclause (ii) of the defined term; and

                  (ii)     by inserting in place thereof the following phrase:

                                    "but only if and to the extent that such Restricted Payments are expressly permitted by paragraph (d) of Section 9.7"


         (b) AMENDMENT OF NEGATIVE COVENANT. Paragraph (g) of Section 9.7 of the Credit Agreement was adopted and made a part of Section 9.7 upon the terms contained in Amendment No. 2 to Credit Agreement. Paragraph (g) of Section 9.7 is hereby amended and restated in its entirety to read as follows:

                  "(g) cash payments by the Borrower to the Parent Company for any repurchases by the Parent Company of any of its Equity Interests, and cash payments by the Parent Company for and in connection with any repurchases of any of its Equity Interests for cash; provided, however, that:


                  (i) the aggregate amount of all of such cash payments made by the Borrower to the Parent Company from time to time after

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                           January 1, 2003 for all of such repurchases by the
                           Parent Company shall not exceed $10,000,000 in the aggregate;

                  (ii) the aggregate amount of all of such cash payments made by the Parent Company from time to time after January 1, 2003 for and in connection with all of such repurchases by the Parent Company shall not exceed $10,000,000 in the aggregate;

                  (iii) with respect to each such repurchase, the Consolidated Leverage Ratio as of the then most recent Covenant Determination Date, as determined on a Pro Forma Basis after giving effect to such repurchase and any related increases in Consolidated Total Debt, shall not exceed 5.00:1.00; and

                  (iv) at the time of each of such payments and repurchases, no Event of Default shall be continuing or shall result therefrom."

         Upon satisfaction of all of the conditions precedent contained in
Article III of this Agreement, the Amendments to the Credit Agreement set forth in this Section 2.1 shall be deemed effective as of and from and after the Amendment Effective Date.

         SECTION 2.2. LIMITATIONS. Anything in Section 2.1 of this Agreement express or implied to the contrary notwithstanding, if any of the conditions set forth in Article III hereof are not satisfied on a timely basis as provided in
Article III, then the Amendments set forth in Section 2.1 of this Agreement shall, for all purposes of this Agreement and the Credit Agreement, be void with the same full force and effect as if the Amendments had never been adopted by the Principal Companies and the Required Lenders. If such conditions shall be satisfied in accordance with the terms set forth in Article III, then the Amendments shall remain at all times in full force and effect from and after the Amendment Effective Date, without any further action on the part of any of the parties hereto.

         SECTION 2.3. NO WAIVER OF OBLIGATIONS. The Amendments shall not operate
(a) as waivers of any of the rights, remedies, powers or privileges of any of the Lenders or Agents under the Credit Agreement or any of the other Loan Documents, except as and to the limited extent expressly provided by this Agreement, or (b) as waivers of or consents to any Defaults or Events of Default under the Credit Agreement or any of the other Loan Documents.

         SECTION 2.4. NO OTHER MODIFICATIONS OR AMENDMENTS. Except as and to the limited extent otherwise expressly provided by this Agreement, the Principal Companies shall at all times remain bound by the provisions of the Credit Agreement and the other Loan Documents.


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         SECTION 2.5. BINDING EFFECT. Subject, always, in any event to the provisions of Article III and Section 2.2 hereof, the Amendments shall, upon execution and delivery of this Agreement by Lenders constituting Required Lenders, be binding upon each of the Lenders and Agents.

                        ARTICLE III. CONDITIONS PRECEDENT

         Each of the Amendments set forth in Section 2.1 of this Agreement shall be effective and in full force and effect on and as of, and also from and after, the Amendment Effective Date, i.e., February 14, 2003; provided, however, that each of the following conditions precedent shall first be satisfied:

         SECTION 3.1. EXECUTION AND DELIVERY OF THIS AGREEMENT. The Administrative Agent shall have received, not later than the Administrative Agent's close of business in Boston, Massachusetts on February 25, 2003, counterparts of this Agreement duly executed and delivered by the Principal Companies and Required Lenders.

                   ARTICLE IV. REPRESENTATIONS AND WARRANTIES

         Each of the Principal Companies, jointly and severally, represents and warrants to each of the Lenders and Agents on and as of the date hereof, after giving effect to this Agreement, as follows:


         SECTION 4.1. REPRESENTATIONS IN CREDIT AGREEMENT. Each of the representations and warranties made by or on behalf of each of the Principal Companies to the Lenders and Agents in the Credit Agreement or in any of the other Loan Documents is true and correct in all material respects on and as of the date hereof after giving effect to this Agreement, except: (a) as affected by the consummation of the transactions contemplated by the Loan Documents (including this Agreement); (b) to the extent that any such representation or warranty relates by its express terms solely to a prior date; and (c) as and to the limited extent otherwise disclosed to each of the Lenders and Agents in writing prior to the date hereof. After giving effect to this Agreement, no Defaults or Events of Default are continuing under the Credit Agreement or any of the other Loan Documents.

         SECTION 4.2. CORPORATE AUTHORITY; ETC. The execution and delivery by each of the Principal Companies of this Agreement, and the performance by each of the Principal Companies of its agreements and obligations under this Agreement, have been duly and properly authorized by all necessary corporate or other action on the part of each of the Principal Companies, and do not and will not conflict with, result in any violation of, or constitute any default under,
(a) any provision of any Governing Documents of either of the Principal Companies, (b) any Contractual Obligations of either of the Principal Companies, or (c) any Applicable Law. No



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approval, authorization or other action by, or declaration to or filing with, any Governmental Authority or any other Person is required to be obtained or made by either of the Principal Companies in connection with its execution, delivery or performance of this Agreement.

         SECTION 4.3. VALIDITY; ETC. This Agreement has been duly executed and delivered by each of the Principal Companies and constitutes the legal, valid and binding obligation of each of the Principal Companies, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws at the time in effect affecting the enforceability of the rights of creditors generally and to general equitable principles.

                   ARTICLE V. COVENANTS OF PRINCIPAL COMPANIES

         Each of the Principal Companies, jointly and severally, covenants and agrees with each of the Lenders and Agents, such covenants to remain in full force and effect and binding upon the Principal Companies at all times from and after the Amendment Effective Date and until all of the Obligations shall have been paid in full and in cash, as follows:

         SECTION 5.1.  INFORMATION REGARDING PERMITTED EQUITY REPURCHASES; ETC.

         (a) The Principal Companies shall from time to time furnish to the Lenders and Agents such reasonably detailed information pertaining to the making of Restricted Payments of the kind described in paragraph (g) of Section 9.7 of the Credit Agreement as the Administrative Agent or Required Lenders may from time to time reasonably request. All of such information shall be presented in such detail and shall be in such written form as shall be reasonably satisfactory to the Administrative Agent and Required Lenders.

         (b) If any repurchases by the Parent Company of any of its Equity Interests in compliance with Section 9.7(g) of the Credit Agreement (each such repurchase being hereinafter called a "PERMITTED EQUITY REPURCHASE") shall be completed during any Fiscal Quarter ending after December 31, 2002, the Principal Companies shall include in the Compliance Certificate furnished to the Administrative Agent and the Lenders pursuant to Section 8.2(a) of the Credit Agreement with the financial statements for such Fiscal Quarter or (as the case may be) for the Fiscal Year ending with the end of such Fiscal Quarter the following information regarding each of the Permitted Equity Repurchases completed by the Parent Company during such Fiscal Quarter:

                  (i) the aggregate amount of all of the payments made in cash by or on behalf of the Parent Company for and in connection with all of the


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         Permitted Equity Repurchases completed by the Parent Company during such Fiscal Quarter, and the aggregate amount of all of the payments made in cash by or on behalf of the Parent Company from time to time after January 1, 2003 for and in connection with all of the Permitted Equity Repurchases completed after January 1, 2003 and on or prior to the last day of such Fiscal Quarter;

                  (ii) the number and kind of Equity Interests of the Parent Company acquired by the Parent Company in connection with all of the Permitted Equity Repurchases completed during such Fiscal Quarter; and

                  (iii) the Consolidated Leverage Ratio as of the last day of such Fiscal Quarter, as determined on a Pro Forma Basis after giving effect to all of the Permitted Equity Repurchases completed by the Parent Company during such Fiscal Quarter and after giving effect to all increases in Consolidated Total Debt related to such Permitted Equity Repurchases.

         SECTION 5.2. FEES, COSTS AND EXPENSES. The Principal Companies shall pay in full to special counsel for the Administrative Agent, not later than February 28, 2003, all of the fees and out-of-pocket costs and expenses of special counsel to the Administrative Agent, incurred in connection with this Agreement, the Consent Agreement of October 29, 2002 ("CONSENT AGREEMENT"), the Acquisition Documents (as defined in the Consent Agreement), the preparation and issuance of the Letter of Credit (as defined in the Consent Agreement), and attention to other matters under the Loan Documents, from time to time from and after October 18, 2002 through and including February 7, 2003 and for which an invoice shall have been submitted by special counsel for the Administrative Agent on or prior to February 7, 2003.

                  ARTICLE VI. PROVISIONS OF GENERAL APPLICATION

         SECTION 6.1. NO OTHER CHANGES. Except as otherwise expressly provided by this Agreement, all of the terms, conditions and provisions of the Credit Agreement and each of the other Loan Documents, and all of the rights and remedies of the Lenders, the Issuing Lender and the Agents thereunder, shall remain unaltered.


         SECTION 6.2. REAFFIRMATIONS, RATIFICATIONS AND RELATED MATTERS. In order to induce Required Lenders to execute and deliver this Agreement, and by entering into this Agreement, each of the Principal Companies:

         (a) reaffirms all covenants made by it in each Loan Document to which it is a party;


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                                      -7-


         (b) ratifies and reaffirms (i) all of its payment and performance Obligations, contingent or otherwise, and (ii) each grant of security interests and Liens in favor of the Lenders and Agents under each of the Loan Documents to which it is a party;

         (c) agrees and acknowledges that such ratification and reaffirmation is not a condition to the continuing validity and binding effect of any of the Loan Documents;

         (d) agrees and acknowledges that it does not have any grounds to challenge the effectiveness, genuineness, validity, collectibility or enforceability of the Credit Agreement or any of the other Loan Documents, any of the terms or conditions thereof or thereunder, or any of the security interests or Liens in favor of the Lenders and Agents with respect to the Collateral; and

         (e) agrees and acknowledges that it does not possess, and hereby waives, discharges and holds harmless each of the Lenders and Agents from and against, and agrees not to allege or pursue, any action, cause of action, suit, debt, claim, counterclaim, cross-claim, defense, offset, demand or other right of action whatsoever, whether in law, equity or otherwise, against any of the Lenders or Agents by reason of any matter or cause whatsoever, with respect to any events or omissions occurring or arising at any time on or prior to the date hereof and relating to the Credit Agreement or any of the other Loan Documents.

         SECTION 6.3. OTHER PROVISIONS. This Agreement is the only agreement among the Principal Companies, the Lenders and Agents with respect to the amendment arrangements covered by this Agreement and supersedes all (if any) prior term sheets, letters of intent and other communications (whether written or oral) with respect to the subject matter hereof. This Agreement is a Loan Document for all purposes of the Credit Agreement and each of the other Loan Documents. This Agreement and the rights and obligations hereunder of each of the parties hereto shall in all respects be construed in accordance with and governed by the laws of The Commonwealth of Massachusetts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart hereof signed by each of the parties hereto.


         SECTION 6.4. WAIVER OF TRIAL BY JURY. THE PARTIES HERETO EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT. IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY


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OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO
CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE, THE PARTIES HERETO EACH HEREBY AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER HEREBY AGREE THAT THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY ARE WAIVED BY OPERATION OF THIS
SECTION 6.4 AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

         SECTION 6.5. TIME OF ESSENCE OF THIS AGREEMENT; ETC. The parties hereto hereby acknowledge that time is of the essence of this Agreement. This Agreement shall be null and void for all purposes unless the Administrative Agent shall receive from the Principal Companies, not later than the Administrative Agent's close of business in Boston, Massachusetts on February 14, 2003, ten (10) signed originals of this Agreement duly and properly executed and delivered by each of the Principal Companies.

         SECTION 6.6. DELIVERY BY TELECOPIER. Delivery of the signature pages to this Agreement by telecopier shall be as effective as delivery of manually executed counterparts of this Agreement.



            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]



                          ***SIGNATURE PAGES FOLLOW***





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         IN WITNESS WHEREOF, the parties hereto have caused this AMENDMENT
AGREEMENT to be executed and delivered by their respective authorized officers under seal as of the date first above written.


                                      THE BORROWER:

                                      REGENT BROADCASTING, INC.,
                                      as the Borrower

                                      By: /s/Robert E. Allen
                                          Name: Robert E. Allen
                                          Title: V.P. Finance & Accounting

                                      THE PARENT COMPANY:

                                      REGENT COMMUNICATIONS, INC.,
                                      as the Parent Company and a Guarantor


                                      By: /s/ Robert E. Allen
                                          Name: Robert E. Allen
                                          Title: V.P. Finance & Accounting



      SIGNATURE PAGE TO AMENDMENT AGREEMENT, DATED AS OF FEBRUARY 14, 2003

                          ***SIGNATURE PAGES FOLLOW***



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                               THE ADMINISTRATIVE AGENT AND A LENDER:

                               FLEET NATIONAL BANK, as the   Administrative
                               Agent, the Issuing Lender and a   Lender


                               By: /s/ Andre J. Paquette
                                   Name:  Andre J. Paquette
                                   Title:    Vice President







      SIGNATURE PAGE TO AMENDMENT AGREEMENT, DATED AS OF FEBRUARY 14, 2003

                          ***SIGNATURE PAGES FOLLOW***


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                                            THE SYNDICATION AGENT AND A LENDER:

                                            GENERAL ELECTRIC CAPITAL
                                            CORPORATION, as the
                                            Syndication Agent and a Lender


                                            By: /s/ Stephen W. Hipp
                                                 Name:  Stephen W. Hipp
                                                 Title: Authorized Signatory




      SIGNATURE PAGE TO AMENDMENT AGREEMENT, DATED AS OF FEBRUARY 14, 2003

                          ***SIGNATURE PAGES FOLLOW***



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                                      THE DOCUMENTATION AGENT AND A LENDER:

                                      DRESDNER BANK AG, NEW YORK
                                      AND GRAND CAYMAN BRANCHES,
                                      as the Documentation Agent and a Lender


                                      By: /s/ Brian Smith
                                            Name:  Brian Smith
                                            Title: Director


                                      By: /s/ Brian Schneider
                                            Name:  Brian Schneider
                                            Title: Vice President



      SIGNATURE PAGE TO AMENDMENT AGREEMENT, DATED AS OF FEBRUARY 14, 2003

                          ***SIGNATURE PAGES FOLLOW***




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                                A LENDER:

                                US BANK, NATIONAL ASSOCIATION, as a Lender


                                By: /s/ Christian Jon Bugyis
                                    Name:  Christian J. Bugyis
                                    Title: Vice President









      SIGNATURE PAGE TO AMENDMENT AGREEMENT, DATED AS OF FEBRUARY 14, 2003

                          ***SIGNATURE PAGES FOLLOW***


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                                     A LENDER:

                                     STANDARD FEDERAL BANK, N.A. as a Lender


                                     By: /s/ Jason W. Bierlein
                                           Name:  Jason W. Bierlein
                                           Title: Assistant Vice President


      SIGNATURE PAGE TO AMENDMENT AGREEMENT, DATED AS OF FEBRUARY 14, 2003

                          ***SIGNATURE PAGE FOLLOWS***




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                                            A LENDER:

                                            THE CIT GROUP/EQUIPMENT
                                            FINANCING, INC., as a Lender


                                            By: /s/ Steven K. Reedy
                                                Name:   Steven K. Reedy
                                                Title:  Vice President




      SIGNATURE PAGE TO AMENDMENT AGREEMENT, DATED AS OF FEBRUARY 14, 2003